UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

WESTERN ALLIANCE BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona 85004

(Address of principal executive offices) (Zip Code)

(602) 389-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
6.25% Subordinated Debentures due 2056	WALA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On or about April 27, 2020, Western Alliance Bancorporation (the “Company”) made a proxy statement (as supplemented on May 7, 2020, the “Proxy Statement”) available and mailed notice thereof to its stockholders, related to the Company’s Annual Meeting of Stockholders to be held on June 11, 2020 (the “Annual Meeting”). The Proxy Statement includes a proposal to amend and restate its 2005 Stock Incentive Plan (the “Incentive Plan”) to increase the number of shares reserved for issuance by 1,680,000 shares, from 10,500,000 to 12,180,000, to extend the term of the Incentive Plan to April 15, 2030, to ratify the 2016 amendment to the Incentive Plan providing for a cap on director equity compensation, and to make certain other administrative changes (“Proposal 3”).

After making the Proxy Statement available to stockholders, the Company was informed by Institutional Shareholder Services (“ISS”) that Proposal 3 received an unfavorable recommendation in part because the shareholder value transfer (“SVT”) for the proposed amended and restated Incentive Plan, as determined by ISS using its proprietary model, is greater than the benchmark calculated by ISS. A component of the ISS model for SVT is the number of additional shares of common stock requested to be authorized under a plan amendment proposal such as Proposal 3.

In response to the ISS recommendation, the Company has decided to reduce the number of shares by which the shares reserved for issuance under the Incentive Plan would be increased if Proposal 3 is approved and, thereby, reduce the SVT of the proposed amended and restated Incentive Plan. Accordingly, on June 1, 2020, the Board approved the amendment and restatement of the Incentive Plan, subject to stockholder approval, to change the number of shares reserved for issuance thereunder to 11,800,000 instead of 12,180,000 (an increase of 1,300,000 shares instead of 1,680,000 shares). The Board made no other changes to the Incentive Plan.

The foregoing is a summary description of certain terms of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan, as proposed to be amended and restated, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	2005 Incentive Plan (as amended and restated effective April 15, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION (Registrant)

Date: June 1, 2020	By:	/s/ Dale Gibbons
Dale M. Gibbons
Vice Chairman and Chief Financial Officer